                                                                     EXHIBIT 4.6
                           AMENDMENT NO. 5 AND WAIVER


     AMENDMENT No. 5 and WAIVER ("THIS AMENDMENT") dated as of October 20, 2000 relating to the Credit Agreement dated as of September 24, 1997 (the "CREDIT AGREEMENT") among UNOVA, INC. (the "BORROWER"), the BANKS party thereto (the "BANKS") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT").

     The parties hereto agree as follows:

     SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

     SECTION 2. Limited Waiver. (a) Subject to the conditions specified in subsection (b), the Required Banks hereby waive compliance by the Borrower with
Section 5.05 of the Credit Agreement, and any Default arising from its failure to comply with such Section, during the period from and including September 30, 2000 to but not including November 14, 2000.

     (b) The waiver granted pursuant to subsection (a) is subject to the conditions that, and the Borrower hereby agrees that, so long as such waiver remains in effect:

          (i) the aggregate outstanding principal amount of the Loans shall at no time exceed (A) prior to October 27, 2000, $225,000,000, (B) prior to November 3, 2000, $237,000,000, (C) prior to November 8, 2000, $245,000,000 and (D) on November 8, 2000 and thereafter, $260,000,000;

          (ii) Consolidated Debt shall at no time exceed $500,000,000; and

          (iii) it shall not make any payment in respect of any Debt with the proceeds of the Loans.

     (c) The waiver granted pursuant to subsection (a) shall be limited precisely as written, shall not constitute a waiver of compliance with, or a Default

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arising under, any provision of the Credit Agreement except Section 5.05 and shall not constitute a waiver of compliance with, or of a Default under, Section
5.05 at any time after such waiver ceases to be effective. Such waiver shall cease to be effective at the earlier of (i) 12:01 A.M. (New York City time) on November 14, 2000 and (ii) the time any condition specified in subsection (b) ceases to be met.

     SECTION 3. Certain Amendments to Credit Agreement. (a) Section 4.04(c) of the Credit Agreement is hereby amended by replacing the reference to "September 30, 1999" with "June 30, 2000".

     (b) The Pricing Schedule attached to the Credit Agreement (the "EXISTING PRICING SCHEDULE") is deleted and replaced by the Pricing Schedule attached to this Amendment (the "NEW PRICING SCHEDULE"). The New Pricing Schedule shall apply to interest and fees accruing under the Credit Agreement on and after the date hereof. The Existing Pricing Schedule shall continue to apply to interest and fees accruing under the Credit Agreement prior to the date hereof.

     SECTION 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

     SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 7. Effectiveness. This Amendment shall become effective as of the date hereof on the date when the following conditions are met (the "AMENDMENT EFFECTIVE DATE"):

     (a) the Agent shall have received from each of the Borrower and Banks comprising the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof; and

     (b) the Agent shall have received an amendment fee for the account of each Bank from which the Agent shall have received a signed counterpart hereof (or satisfactory confirmation of its signing a counterpart hereof) not later than the date of satisfaction of the condition in clause (a) in an amount equal to 0.125% of such Bank's Commitment.




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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                     UNOVA, INC.


                                     By: /s/ Elmer C. Hull, Jr.
                                         --------------------------------------
                                         Title: Vice President and Treasurer



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                                            MORGAN GUARANTY TRUST
                                            COMPANY OF NEW YORK


                                            By: /s/ Robert R. Bottamedi
                                                -------------------------------
                                                Title: Vice President


                                            BANK OF AMERICA, N.A.


                                            By:
                                               ---------------------------------
                                               Title:


                                            THE BANK OF NEW YORK


                                            By: /s/ Robert Besser
                                                --------------------------------
                                                Title: Vice President


                                            THE CHASE MANHATTAN BANK


                                            By:
                                               ---------------------------------
                                               Title:


                                            CIBC INC.


                                            By: /s/ Carol Kizzia
                                                --------------------------------
                                                Title: Managing Director


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                                           BANK ONE, NA
                                           (f/k/a THE FIRST NATIONAL BANK
                                           OF CHICAGO)


                                           By: /s/ Stephanie Mack
                                               --------------------------------
                                               Title: Commercial Banking Officer


                                           CREDIT SUISSE FIRST BOSTON


                                           By: /s/ James P. Moran
                                               ---------------------------------
                                               Title: Director


                                           By: /s/ Lalita Advani
                                               ---------------------------------
                                               Title: Assistant Vice President


                                           DRESDNER BANK A.G., NEW YORK BRANCH
                                           AND GRAND CAYMAN BRANCH


                                           By: /s/ Richard Morris
                                               ---------------------------------
                                               Title: Senior Vice President


                                           By: /s/ Xinyue Jasmine Geffner
                                               ---------------------------------
                                               Title: Assistant Vice President



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                                         DEUTSCHE BANK AG NEW YORK BRANCH AND/OR
                                         CAYMAN ISLAND BRANCH


                                         By: /s/ Hans-Josef Thiele
                                             -----------------------------------
                                             Title: Director


                                         By: /s/ Jack Wesolek
                                             -----------------------------------
                                             Title: Assistant Vice President


                                         MELLON BANK, N.A.


                                         By: /s/ Lawrence C. Ivey
                                             -----------------------------------
                                             Title: First Vice President


                                         THE NORTHERN TRUST COMPANY


                                         By: /s/ David J. Mitchell
                                             -----------------------------------
                                             Title: Vice President



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                                PRICING SCHEDULE

     The "EURO-DOLLAR MARGIN", "CD MARGIN", "BASE RATE MARGIN" and "FACILITY FEE RATE" for any day are the respective percentages set forth below in the applicable row:


         ------------------------------------------------
         Euro-Dollar Margin                        2.500%
         ------------------------------------------------
         CD Margin                                 2.625%
         ------------------------------------------------
         Base Rate Margin                          1.500%
         ------------------------------------------------
         Facility Fee Rate                         0.500%
         ------------------------------------------------



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